SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 15, 2005

Atlantic Express Transportation Corp.

(Exact Name of Registrant as Specified in Charter)

New York	4151	13-392-4567
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7 North Street Staten Island, New York 10302-1205
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (718) 556-8079

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Please note that Atlantic Express Transportation Corp. (the “Company”) is not a public reporting company and is submitting this Current Report in order to comply with a reporting obligation under an indenture governing its debt securities.

Item 1.01.                                          Entry into a Material Definitive Agreement.

On April 15, 2005, Metro Affiliates, Inc., a subsidiary of the Company, entered in a Contract of Sale with a third party (the “Bronx Buyer”).  Pursuant to the Contract of Sale, Metro Affiliates has agreed to sell to the Bronx Buyer its owned real property located in The Bronx, New York for a gross purchase price of $4,460,000.  In connection with the sale of the property, Amboy Bus Co., Inc., a subsidiary of the Company, has agreed to leaseback the premises from the Bronx Buyer for a term of approximately twenty years.  The triple net lease calls for a monthly payments of $36,666 with annual increments of 2.0%.  Amboy Bus Co., Inc. will be responsible for all real property taxes and certain insurance costs under the lease.  A copy of the Contract of Sale is attached hereto as Exhibit 10.1, and a copy of the lease agreement relating to the Bronx property is attached hereto as Exhibit 10.2.

On April 15, 2005, 201 West Sotello Realty Inc., another subsidiary of the Company, also entered into an Agreement and Escrow Instructions for Purchase of Real Estate (the “Agreement and Escrow Instructions”) with a third party (the “LA Buyer”).  Pursuant to the Agreement and Escrow Instructions, 201 West Sotello Realty Inc. has agreed to sell to the LA Buyer its owned real property located in Los Angeles, California for a gross purchase price of $5,000,000.  In connection with the sale of the property, Atlantic Express of L.A. Inc., a subsidiary of the Company, has agreed to leaseback the premises from the LA Buyer for a term of approximately ten years.  The triple net lease calls for a monthly payments of $39,583 with annual increments of 2.5%.  Atlantic Express of L.A. Inc. will be responsible for all real property taxes and certain insurance costs under the lease.  A copy of the Agreement and Escrow Instructions is attached hereto as Exhibit 10.3, and a copy of the lease agreement relating to the Los Angeles property is attached hereto as Exhibit 10.4.

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

                On April 21, 2005, Metro Affiliates, Inc., a subsidiary of the Company, completed the sale and leaseback of its owned real property located in The Bronx, New York as described in Item 1.01 hereof, which is incorporated by reference into this Item 2.01.

Item 2.03.                                          Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.

                On April 21, 2005, Amboy Bus Co., Inc., a subsidiary of the Company, entered into a lease arrangement in connection with the sale and leaseback transaction as described in Item 1.01 hereof, which is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits:

	10.1	Contract of Sale, dated April 15, 2005, for the real property located in The Bronx, New York.

	10.2	Lease, for the real property located in The Bronx, New York.

	10.3	Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate, dated April 12, 2005, for the real property located in Los Angeles, California.

	10.4	Standard Industrial/Commercial Single – Tenant Lease, dated April 12, 2005, for the real property located in Los Angeles, California.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2005

ATLANTIC EXPRESS TRANSPORTATION CORP.

/s/ Neil J. Abitabilo
	Name:	Neil J. Abitabilo
	Title:	Chief Financial Officer